Exhibit 4.01

SA-[*]	Series A Convertible Preferred	[*] Shares

GenSpera, Inc.

A Delaware Corporation

THIS CERTIFIES THAT [Name] is the record holder of [*] ([*]) shares of the Series A 0% Convertible Preferred Stock of GenSpera, Inc. transferable only on the register of said company, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Bylaws and the Amended and Restated Certificate of Incorporation with regard to the Series A Convertible Preferred Stock, filed on [*], 2015, with the Delaware Secretary of State, of said corporation and any amendments thereto, to all of which the holders of this certificate, by acceptance hereof, assents. The shares represented by this certificate are subject to the legend(s) affixed to the back of this certificate.

A statement of all the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and/or series of shares of stock of the corporation and upon the holders thereof may be obtained by any shareholder upon request and without charge, at the principal office of the corporation, and the corporation will furnish any shareholder, upon request and without charge, a copy of such statement.

WITNESS THE SEAL of the company and the signatures of its duly authorized officers this [*] day of December 2015.

Craig Dionne, PhD, Chief Executive Officer

FOR VALUE RECEIVED _____________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO ________________ SHARES REPRESENTED BY THE WRITTEN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ____________________, ATTORNEY TO TRANSFER SAID SHARES ON THE REGISTER OF WITHIN NAMED COPRPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATE:__________. __________

IN PRESENCE OF
	(Witness)	(Shareholder)

(Shareholder)

NOTICE: THE SIGNATURES ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.